DELIATROPH PHARMACEUTICALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

The Board of Directors and Shareholders
DeliaTroph Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of DeliaTroph Pharmaceuticals, Inc., doing business as Hyalozyme Therapeutics, (a California corporation) as of December 31, 2003 and 2002, and the related statements of operations, shareholders' equity and cash flows for the years then ended and for the period from inception (February 26, 1998) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DeliaTroph Pharmaceuticals, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and for the period from inception (February 26, 1998) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding this uncertainty are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, CA
January 7, 2004


DELIATROPH PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
DECEMBER 31, 2003 AND 2002
---------------------------------------------------------------------------------------------------------
                                                                                  2003           2002
                                                                               -----------    -----------

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                      $   503,580    $    88,910
                                                                               -----------    -----------
       Total Current Assets                                                        503,580         88,910

PROPERTY AND EQUIPMENT - Net                                                       130,904        134,170

OTHER ASSETS                                                                        12,763          7,500
                                                                               -----------    -----------

       Total Assets                                                            $   647,247    $   230,580
                                                                               ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable                                                               $   223,278    $    58,800
Accrued expenses                                                                    50,162        109,085
Notes payable                                                                           --        430,000
Interest on notes payable                                                               --         12,255
                                                                               -----------    -----------
       Total Current Liabilities                                                   273,440        610,140

COMMITMENTS AND CONTINGENCIES:                                                          --             --

SHAREHOLDERS' EQUITY (DEFICIT):
Series A convertible preferred stock, without par value; 4,816,000 shares authorized; 0 shares issued and outstanding
       in 2003; 3,803,507 shares issued and outstanding in 2002                         --        198,006
Series B convertible preferred stock, without par value; 3,473,343 shares authorized; 0 shares issued and outstanding in 2003; 5,333,350
       shares authorized; 2,743,121 shares issued and outstanding in 2002               --      1,254,672
Series C convertible preferred stock, without par value; 2,367,394 shares authorized; 2,367,114 shares issued and outstanding
       in 2003; 0 shares issued and outstanding in 2002                          1,004,486             --
Common stock, without par value; 60,000,000 shares authorized;
       15,952,980 shares issued and outstanding in 2003;
       4,599,951 shares issued and outstanding in 2002                           3,349,826         33,242
Deficits accumulated during the development stage                               (3,980,505)    (1,865,480)
                                                                               -----------    -----------

       Total Shareholders' Equity (Deficit)                                        373,807       (379,560)
                                                                               -----------    -----------

       Total Liabilities and Shareholders' Equity (Deficit)                    $   647,247    $   230,580
                                                                               ===========    ===========


DELIATROPH PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FROM INCEPTION TO DECEMBER 31, 2003
------------------------------------------------------------------------------------------

                                                                             CUMULATIVE
                                                                            FROM INCEPTION
                                                                          (FEBRUARY 26, 1998)
                                                  2003            2002         TO 2003
                                               -----------    -----------    -----------
EXPENSES:
Research and development                       $ 1,145,420    $   773,464    $ 2,410,044
General and administrative                         576,452        379,438      1,201,145
                                               -----------    -----------    -----------

OPERATING LOSS                                  (1,721,872)    (1,152,902)    (3,611,189)

Other income (expense)
       Interest expense                           (394,439)       (12,306)      (406,745)
       Other, net                                    2,086         31,243         42,229
                                               -----------    -----------    -----------

         Other income (expense)                   (392,353)        18,937       (364,516)


LOSS BEFORE INCOME TAXES                        (2,114,225)    (1,133,965)    (3,975,705)

Income tax expense                                     800            800          4,800
                                               -----------    -----------    -----------

NET LOSS                                       $(2,115,025)   $(1,134,765)   $(3,980,505)
                                               ===========    ===========    ===========


Net loss per share, basic and diluted          $     (0.31)   $     (0.25)
                                               ===========    ===========

Shares used in computing net loss per share,
       basic and diluted                         6,826,109      4,599,591
                                               ===========    ===========


DELIATROPH PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF SHAREHOLDERS' EQUITY
FROM INCEPTION (FEBRUARY 26, 1998) TO DECEMBER 31, 2003
-----------------------------------------------------------------------------------------------------------------------------------
(All share information reflects post-split amounts)

                        SERIES A                SERIES B                SERIES C                             DEFICIT        TOTAL
                       CONVERTIBLE            CONVERTIBLE             CONVERTIBLE                           ACCUMULATED     SHARE-
                      PREFERRED STOCK        PREFERRED STOCK         PREFERRED STOCK        COMMON STOCK      DURING       HOLDERS'
                  SHARES       AMOUNT      SHARES      AMOUNT      SHARES       AMOUNT    SHARES    AMOUNT  DEVELOPMENT    EQUITY
                  -------------------     -------------------      -------------------   -----------------  -----------   ---------

Initial
 capitalization          --        --          --          --        --         --      2,078,662   10,956           --      10,956
Issuance of
 Series A
 preferred
 stock            2,520,014   132,819          --          --        --         --            --        --           --     132,819
Net loss                 --        --          --          --        --         --            --        --      (41,884)    (41,884)
                  -------------------     -------------------      -------------------   -------------------    -------------------

BALANCE,
DECEMBER
 31, 1999         2,520,014   132,819          --          --        --         --      2,078,662   10,956      (41,884)    101,891

Issuance of
 common stock
 for cash                --        --          --          --        --         --      2,078,662   10,956           --      10,956
Issuance of
 common stock
 for license             --        --          --          --        --         --        442,267    2,330           --       2,330
Issuance of
 Series A
 preferred
 stock - net      1,283,493    65,187          --          --        --         --             --       --           --      65,187
Net loss                 --        --          --          --        --         --             --       --     (125,210)   (125,210)
                  -------------------     -------------------      -------------------   -------------------    -------------------

BALANCE,
DECEMBER
 31, 2000         3,803,507   198,006          --          --        --         --      4,599,591   24,242     (167,094)     55,154

Issuance of
Series B
 preferred
 stock - net             --        --   1,779,608     801,709        --         --             --       --           --     801,709
Net loss                 --        --          --          --        --         --             --       --     (563,621)   (563,621)
                  -------------------     -------------------      -------------------   -------------------    -------------------

BALANCE,
DECEMBER
 31, 2001         3,803,507   198,006   1,779,608     801,709        --         --      4,599,591   24,242     (730,715)    293,242

Issuance of
Series B
preferred
 stock - net             --        --     963,513     452,963        --         --            --        --           --     452,963
Issuance of
 common stock
 options
 to consultant           --        --          --          --        --         --            --       500           --         500
Issuance
 of warrants
 for common
 stock for
 services                --        --          --          --        --         --            --     8,500           --       8,500
Net loss                 --        --          --          --        --         --            --        --   (1,134,765) (1,134,765)
                  -------------------     -------------------      -------------------   -------------------    -------------------

BALANCE,
DECEMBER
 31, 2002         3,803,507   198,006   2,743,121   1,254,672        --         --      4,599,591   33,242   (1,865,480)   (379,560)

Issuance of
Series C
preferred
 stock - net             --        --     289,482          -- 2,367,114  1,004,486            --        --           --   1,004,486
Issuance of
 common
 stock
 options to
 consultants             --        --          --          --        --         --            --    85,388           --      85,388
Issuance of
 common stock
 due to the
 exercise
 of options              --        --          --          --        --         --        256,410  100,000           --     100,000
Conversion of
 notes to
 common stock            --        --          --          --        --         --      3,960,359 1,272,000          --   1,272,000
Conversion of
 interest on
 notes to
 common stock            --        --          --          --        --         --        300,510   99,764           --      99,764
Beneficial
 conversion
 feature of
 2003 notes              --        --          --          --        --         --             --  306,754           --     306,754
Conversion
 of Series A
 preferred
 stock to
 common stock    (3,803,507) (198,006)         --          --        --         --      3,803,507  198,006           --          --
Conversion
 of Series B
 preferred
 stock to
 common stock            --        --  (3,032,603) (1,254,672)       --         --      3,032,603 1,254,672          --          --
Net loss                 --        --          --          --        --         --             --        --  (2,115,025) (2,115,025)
                  -------------------     -------------------      -------------------   -------------------    -------------------

BALANCE,
 DECEMBER
 31, 2003                --        --          --          --    2,367,114  1,004,486    15,952,980 3,349,826  (3,980,505)  373,807
                  ===================     ===================   =====================    ====================  ====================



DELIATROPH PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FROM INCEPTION TO DECEMBER 31, 2003
-----------------------------------------------------------------------------------------------------------------------

                                                                                                            CUMULATIVE
                                                                                                          FROM INCEPTION
                                                                                                        (FEBRUARY 26, 1998)
                                                                                 2003           2002          TO 2003
                                                                              -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                                      $(2,115,025)   $(1,134,765)   $(3,980,505)
Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                75,726        100,386        208,890
      Issuance of common stock for goods and services                              85,388          9,000        102,245
      Issuance of common stock for license                                             --             --          2,330
      Issuance of common stock for accrued interest on notes                       87,510         12,254         99,764
      Beneficial conversion feature on 2003 notes                                 306,754             --        306,754
      Changes in operating assets and liabilities:
        Prepaid expenses and other assets                                          (5,263)        (9,999)       (12,763)
        Accounts payable and accrued expenses                                     105,554        156,375        273,440
                                                                              -----------    -----------    -----------
          Net cash used by operating activities                                (1,459,356)      (866,749)    (2,999,845)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                                (72,460)      (194,738)      (316,695)
                                                                              -----------    -----------    -----------
          Net cash used in investing activities                                   (72,460)      (194,738)      (316,695)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes                                                   842,000        430,000      1,272,000
Proceeds from issuance of common stock                                            100,000             --        110,956
Proceeds from issuance of Series A preferred stock - net                               --             --        178,006
Proceeds from issuance of Series B preferred stock - net                               --        452,962      1,254,672
Proceeds from issuance of Series C preferred stock - net                        1,004,486             --      1,004,486
                                                                              -----------    -----------    -----------
          Net cash provided by financing activities                             1,946,486        882,962      3,820,120
                                                                              -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              414,670       (178,525)       503,580

CASH AND CASH EQUIVALENTS, beginning of period                                     88,910        267,435             --
                                                                              -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, end of period                                      $   503,580    $    88,910    $   503,580
                                                                              ===========    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
      Cash paid for income taxes                                              $       800    $       800    $     4,800
                                                                              ===========    ===========    ===========
      Interest paid                                                           $        --    $        --    $        --
                                                                              ===========    ===========    ===========
      Non cash investing and financing activities:
          Common stock issued for property and equipment                      $        --    $        --    $     3,099
                                                                              ===========    ===========    ===========
          Series A preferred stock issued for property and equipment          $        --    $        --    $    20,000
                                                                              ===========    ===========    ===========
          Conversion of notes payable to common stock                         $ 1,371,764    $        --    $ 1,371,764
                                                                              ===========    ===========    ===========
          Conversion of Series A preferred stock to common stock              $   198,006    $        --    $   198,006
                                                                              ===========    ===========    ===========
          Conversion of Series B preferred stock to common stock              $ 1,254,672    $        --    $ 1,254,672
                                                                              ===========    ===========    ===========

DELIATROPH PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO DECEMBER 31, 2003 FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       GENERAL AND SIGNIFICANT ACCOUNTING POLICIES

GENERAL - DeliaTroph Pharmaceuticals, Inc. (a development stage company) dba Hyalozyme Therapeutics, Inc. (the "Company") was incorporated on February 26, 1998 and is a development stage, product-focused biotechnology company dedicated to the development and commercialization of recombinant therapeutic enzymes and drug enhancement systems, based on intellectual property covering the family of enzymes known as hyaluronidases.

BASIS OF PRESENTATION - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with maturities of three months or less from the original purchase date to be cash equivalents.

CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. The Company maintains its cash balances with one major commercial bank. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Equipment and furniture are depreciated using the straight-line basis over their estimated useful lives of three years and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter.

LONG-LIVED ASSETS - The Company accounts for the impairment and disposition of long-lived assets in accordance with Statements of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In accordance with SFAS No. 144, long-lived assets are reviewed for events of changes in circumstances, which indicate that their carrying value may not be recoverable. At December 31, 2003, the Company believes there has been no impairment of the value of such assets.

INCOME TAXES - Income taxes are recorded in accordance with SFAS No. 109, Accounting for Income Taxes. This statement requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. At December 31, 2003, the Company had federal and state deferred tax assets of approximately $1,200,000 and $300,000, respectively, both consisting primarily of net operating loss carryforwards. The Company has recorded a full valuation allowance for all net deferred tax assets generated to date. The deferred tax assets and valuation allowances increased approximately $800,000 in 2003. The federal and state net operating losses of approximately $3,400,000 will begin to expire in 2018 and 2008, respectively.

STOCK-BASED COMPENSATION - The Company has elected to adopt the disclosure only provisions of SFAS No. 148 and will continue to follow APB Opinion No. 25 and related interpretations in accounting for stock options granted to its employees and directors. Accordingly, employee and director compensation expense is recognized only for those options whose price is less than the market value at the measurement date. When the exercise price of the employee or director stock options is less then the estimated fair value of the underlying stock on the grant date, the Company records deferred compensation for the difference and amortizes this amount to expense in accordance with FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Options or Award Plans, over the vesting period of the options.

Stock options issued to non-employees are recorded at their fair value as determined in accordance with SFAS No. 123 and Emerging Issues Task Force ("EITF") No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction With Selling Goods or Services, and recognized over the related service period. Deferred charges for options granted to non-employees are periodically re-measured as the options vest. The Company's calculations were made using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected life of 48 months; 100% stock volatility; risk-free interest rate of 3.0%; no dividends during the expected term; and forfeitures recognized as they occur.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the estimated life of the related options. The Company's pro forma information follows (in thousands except per share data):

                                                         Year Ended
                                                       2003       2002
                                                     -------    -------

Net loss, as reported                                $(2,115)   $(1,135)

Deduct:  Total stock-based employee
Compensation expense determined under
Fair value based method for all awards               $  (149)   $    (1)
                                                     -------    -------

Pro forma net loss                                   $(2,264)   $(1,136)
                                                     =======    =======

Net loss per share, basic and diluted, as reported   $ (0.31)   $ (0.25)
                                                     =======    =======

Pro forma net loss per share, basic and diluted      $ (0.33)   $ (0.25)
                                                     =======    =======

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

COMPREHENSIVE INCOME (LOSS) - Comprehensive income (loss) is defined as all changes in a company's net assets, except changes resulting from transactions with shareholders. At December 31, 2003 and 2002, the Company has no reportable differences between net loss and comprehensive loss.

RESEARCH AND DEVELOPMENT COSTS - Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with FASB statement No. 2, "Accounting for Research and Development Costs."

NET LOSS PER SHARE - In accordance with SFAS No. 128, Earnings Per Share, and SEC Staff Accounting Bulletin ("SAB") No. 98, basic net loss per common share is computed by dividing net loss for the period by the weighted average number of common shares outstanding during the period. Under SFAS No. 128, diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares, such as stock options and warrants, outstanding during the period. Such common equivalent shares have not been included in the Company's computation of net loss per share as their effect would have been anti-dilutive.

                                                      2003            2002
                                                  ------------    ------------

Numerator - Net loss                              $ (2,115,025)   $ (1,134,765)
                                                  ============    ============

Denominator - Weighted average shares outstanding    6,826,109       4,599,591
                                                  ============    ============

Net loss per share                                $      (0.31)   $      (0.25)
                                                  ============    ============

Incremental common shares (not included
 in denominator of diluted earnings per
 share because of their anti-dilutive nature)
        Employee stock options                       6,392,567         168,710
        Warrants to outside parties                     67,129              --
        Warrants on notes                              867,419         315,830
        Series B warrants                              361,969         361,969
        Series C warrants                            2,367,114              --
        Series C option                             15,304,804              --
        Warrants issuable if
         Series C option is exercised                7,652,402              --
                                                  ------------    ------------

        Potential common equivalents                33,013,404         846,509
                                                  ============    ============

If all currently outstanding potential common equivalents are exercised, the Company would receive proceeds of approximately $25.3 million.

RECENT ACCOUNTING PRONOUNCEMENTS - In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 91, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions. This statement also amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions are generally to be applied prospectively. The Company adopted the provisions of this statement effective January 1, 2002. The adoption of SFAS No. 144 did not have a significant impact on the Company's financial statements.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force ("ETIF") Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 requires that a liability for an exit cost, as defined in ETIF Issue 94-3, be recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The provisions of SFAS No. 146 will be adopted for exit or disposal activities that are initiated after December 31, 2002.

In November 2002, the FASB issued FASB Interpretation No. ("FIN") 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others, an interpretation of FASB Statement Nos. 5, 57 and 107, and rescission of FIN 34, Disclosure of Indirect Guarantees of Indebtedness of Others. FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002; while the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company believes the adoption of the recognition provisions of such interpretation will not have a material impact on its results of operations or financial position and has adopted such interpretation on January 1, 2003, as required.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of SFAS No. 123. This statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic companies. For nonpublic companies, mandatory redeemable financial instruments are subject to the provisions of this statement for the first fiscal period beginning after December 15, 2003. The Company does not believe that the adoption of this statement will have a significant impact on its financial statements.

2.       PROPERTY AND EQUIPMENT

                                                    2003        2002
                                                 ---------    ---------

Research equipment                               $ 195,534    $ 168,445
Office equipment and furniture                      59,687       30,254
Leasehold improvements                              84,573       68,636
                                                 ---------    ---------
                                                   339,794      267,335

Less accumulated depreciation and amortization    (208,890)    (133,165)
                                                 ---------    ---------
                                                  $130,904     $134,170
3.       ACCRUED EXPENSES

                                                    2003          2002
                                                 ---------    ---------
Accrued wages payable                            $  11,000    $   86,667
Accrued vacation payable                            39,162        22,418
                                                 ---------    ----------
                                                 $  50,162    $  109,085
                                                 =========    ==========

The 2002 accrued wages payable were due to two former officers and one current officer of the Company. The former officers were paid their accrued wages of $50,000 in February 2003. The remaining balance of $36,667 was converted to a note payable in February 2003. This note was subsequently converted to common stock (see Note 4).

4.       NOTES PAYABLE

In 2002, the Company issued 10% promissory notes in the amount of $355,000. As amended, principal and interest automatically convert to common stock at $0.449 per share at the closing of the next equity financing in which the Company receives gross proceeds of at least $800,000. Because market value of the common shares was below the conversion price at the commitment date, there was no beneficial conversion feature. The notes carried a 40 percent warrant coverage for the purchase of common stock (see Note 5).

In 2002 and 2003, the Company issued 10% promissory notes in the amount of $917,000. As amended, principal and interest automatically convert to common stock at $0.281 per share at the closing of the next equity financing in which the Company receives gross proceeds of at least $800,000. Because the market value of the shares was above the conversion price at the commitment date, a beneficial conversion feature of $306,754 was recorded as interest expense and additional paid in capital in October 2003, upon the Company's issuance of $1,004,486 of Series C preferred stock. The notes carried a 20 percent warrant coverage for the purchase of common stock (see Note 5).

Upon closing the Series C preferred financing, the principal balance of $1,272,000 of the above described notes and $99,764 of accrued interest were converted into 4,260,869 shares of common stock of the Company.

5.       SHAREHOLDERS' EQUITY

ISSUANCE OF COMMON STOCK - In March 1999, the Company issued 2,078,662 shares of common stock for $10,956 in goods and services. In January 2000, the Company issued 2,078,662 shares of common stock for $10,956 in cash. In August 2000, the Company issued 442,267 shares of common stock in exchange for a license valued at $2,330. Of the common stock 4,157,324 shares were sold to founders of the Company.

ISSUANCE OF COMMON STOCK OPTIONS FOR SERVICES - In September 2002, the Company issued 7,897 common stock options for consulting services valued at $500. In January 2003, the Company issued 39,488 common stock options for consulting services valued at $2,500. In April 2003, the Company issued 39,488 common stock options for consulting services valued at $2,500. In October 2003, the Company issued 39,488 common stock options for consulting services valued at $2,500. In November 2003, the Company issued 24,712 common stock options for consulting services valued at $9,638. In December 2003, the Company issued 100,000 common stock options to two former Board members and 75,000 common stock options to members of its Scientific Advisory Board. These options were fully exercisable and fully vested on the date of grant and shall expire in ten years based on the terms of the options. The fair value of these options, totaling $68,250, was recorded as a noncash stock issuance cost by the Company.

SERIES A, B AND C CONVERTIBLE PREFERRED STOCK - In January 2001, the Company completed an 8 for 1 stock split of its outstanding common stock and Series A preferred stock. In November 2001 the Company completed a 2 for 1 stock split for the Series B preferred stock and warrants. In October 2003, the Company completed a 1 for 1.266199 reverse stock split of all its common stock. All share numbers and per share dollar values in the accompanying financial statements and footnotes have been restated for all periods presented to reflect the stock splits.

From March 1999 to January 2000, the Company sold 3,803,507 shares of Series A convertible preferred stock ("Series A") for $198,006 ($178,006 in cash and $20,000 in goods and services), net of issuance costs. From March 2001 to May 2002, the Company sold 2,743,121 shares of Series B convertible preferred stock ("Series B") for $1,254,672 in cash, net of issuance costs. During October 2003, the Company sold 2,367,114 shares of Series C convertible preferred stock ("Series C") for $1,004,486, net of issuance costs. In addition, in connection with the Series C financing, the Company issued an option to purchasers of the Series C to buy an additional 15,304,804 shares of the Company's common stock for $0.4647 per share or $7,112,142. In connection with the Series C financing, 289,482 additional shares of Series B stock were issued to the Series B investors as a result of anti-dilution provisions.

Upon closing the Series C investment, the Series A and Series B were all converted to common stock. The liquidation preference of the Series C is $0.4647 per share and is payable in preference to the common stock. Following this distribution, upon liquidation, any remaining assets of the Company shall be distributed ratably to holders of the common stock.

WARRANTS - In November and December of 2001, the Company granted warrants to purchase 252,721 shares of common stock at an exercise price of $0.4748 per share to purchasers of the Series B. From January to May 2002, the Company granted warrants to purchase 109,248 shares of common stock at an exercise price of $0.4748 per share to purchasers of the Series B. These warrants are exercisable until February 15, 2005. In June 2002, the Company granted, to outside parties for services, warrants to purchase 67,129 shares of common stock at an exercise price of $0.13 per share. These warrants were fully exercisable and fully vested on the date of grant and shall expire in ten years based on the terms of the warrants. The fair value of these warrants, totaling $8,500, was recorded as a noncash stock issuance cost by the Company.

In connection with the notes issued in 2002 and 2003 (see Note 4), the Company granted warrants to purchase 867,419 shares of common stock at an exercise price of $0.4496 per share. In October 2003, in conjunction with the issuance of its Series C convertible preferred stock, the Company granted warrants to purchase 2,367,114 shares of common stock to purchasers of the Series C at an exercise price of $0.7667 per share, exercisable until October 15, 2008.

In connection with an option the Company issued to purchasers of the Series C stock to buy an additional 15,304,804 disclosed above, the Company also granted these purchasers warrants to purchase 7,652,402 shares of common stock at an exercise price of $1.75 per share, as amended.

6.       STOCK OPTION PLAN

The Company's 2001 Stock Option Plan (the "Plan"), as amended, provides for the granting of non-statutory or incentive stock options to acquire shares of the Company's common stock to employees of the Company. The Plan is administered by the Board of Directors and permits the issuance of options for the purchase of up to 10,000,000 shares, as amended, of the Company's common stock at exercises prices of not less than the fair market value of the underlying shares on the date of grant. Options granted under the Plan generally vest over a four-year period and expire up to a maximum of 10 years from the date of grant.

The following table summarizes stock option activity for the periods indicated:

                                               WEIGHTED
                                                AVERAGE
                                               EXERCISE
                                                PRICE
                                     SHARES   PER SHARE
                                   --------   ----------
Outstanding, January 1, 2002             --       --

Granted                             179,037    $   0.06
Canceled                            (10,327)   $   0.06
                                   --------

Outstanding, December 31, 2002      168,710    $   0.06

Granted                           6,484,962    $   0.39
Exercised                          (256,410)   $   0.39
Canceled                             (4,695)   $   0.06
                                  ---------

Outstanding, December 31, 2003    6,392,567    $   0.38
                                  =========

The following table summarizes information concerning on outstanding and exercisable options as of December 31, 2003:

                   OPTIONS OUTSTANDING            OPTIONS EXERCISABLE
           -----------------------------------   -----------------------
                          WEIGHTED
                          AVERAGE     WEIGHTED                 WEIGHTED
                         REMAINING    AVERAGE                   AVERAGE
EXERCISE      NUMBER    CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
PRICE       UTSTANDING     LIFE         PRICE    EXERCISABLE    PRICE

$0.06         164,015       5.5         $0.06       61,714      $ 0.06
$0.39       6,228,552       9.9         $0.39      705,153      $ 0.39
            ---------                              -------

            6,392,567       9.8         $0.38      766,867      $ 0.36
            =========                              =======

7.       COMMITMENTS AND CONTINGENCIES

OPERATING LEASES - The Company leases its San Diego, California corporate office under a two-year lease. Additionally, the Company leases certain office equipment under operating leases. Rent expense totaled $123,110 and $64,958 for the years ended December 31, 2003 and 2002, respectively.

Future minimum payments, by year and in the aggregate, required under the Company's noncancelable operating lease obligations consist of the following:

YEAR ENDING
DECEMBER 31

2004                        $132,306
2005                          67,492
                            --------
                             199,798
                            ========

CONTRACT MANUFACTURING AGREEMENT - In November 2003, the Company entered into a contract manufacturing agreement whereby the contractor will manufacture the Company's recombinant protein to be used as the Company seeks regulatory approval for its product. The value of the contract is approximately $1,500,000 and is payable as milestones are achieved over the term of the contract in 2004.

CONSULTING AGREEMENTS - In November and December 2003, the Company entered into consulting agreements with key members of its Scientific Advisory Board. In connection with these agreements, the Company issued stock options to some of these members. As discussed in Note 4, the Company recorded the fair value of these options as an expense on the date of grant.

MANAGEMENT AGREEMENTS - The Company has entered into employment agreements with various members of its executive management team. The agreements are for one year and then revert to "at will" employment.

INDEMNITIES AND GUARANTEES - During its normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include those given to directors and officers of the Company to the maximum extent permitted under the laws of the State of California. The duration of these indemnities, commitments and guarantees varies. Some of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. The Company has not recorded any liability for these indemnities, commitments and guarantees in the accompanying balance sheets.

MERGER AGREEMENT - The Company is currently in negotiations to merge with a public company in order to maximize shareholder value. The terms of the agreement have not yet been finalized.

8.       GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has reported losses from its inception, is still in the development stage and does not have sufficient cash to cover its current operating needs. The Company is seeking to raise the additional capital it will require to meet its obligations in 2004. There can be no assurances that the Company will be successful in these efforts.

                                  * * * * * * *